UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2006

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-121094 (1933 Act)	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 29, 2006, Cole Operating Partnership II, LP (“COP II”), the operating partnership of Cole Credit Property Trust II, Inc. (the “Company”), entered into an agreement of purchase and sale (the “WW II Agreement”) with Series A, LLC, (“Series A”), an affiliate of our advisor, to purchase 100% of the membership interests (the “Interests”) in Cole WW II, LLC (“WW II”). Through certain wholly owned subsidiares WW II owns, as its only assets, a portfolio of three separate freestanding convenience stores (the “Wawa Properties”) leased to Wawa, Inc. (“Wawa”). The Wawa Properties consist of an approximately 5,200 square foot single-tenant convenience store on an approximately 1.6 acre site located in Hockessin, Delaware, an approximately 4,700 square foot single tenant convenience store on an approximately 6.5 acre site located in Manahawkin, New Jersey, and an approximately 4,500 square foot single tenant convenience store on an approximately 0.9 acre site located in Narberth, Pennsylvania. The aggregate purchase price for the Interests was approximately $13.5 million, exclusive of closing costs. The Wawa Properties were developed between 2000 and 2001. A majority of the Company’s board of directors, including all of the Company’s independent directors, not otherwise interested in the acquisition approved the acquisition as being fair and reasonable to the Company, and at a price to the Company greater than the cost of the assets to WW II, for which substantial justification for such excess exists and such excess is reasonable and that the cost to the Company is not in excess of the current appraised value of the Wawa Properties.

The WW II Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On March 29, 2006, in connection with the acquisition of the Wawa Properties, COP II assumed an approximately $7.2 million loan (the “WW II Loan”) from Series A, with SouthTrust Bank (the “Lender”). The WW II Loan, which is secured by the Wawa Properties, has a variable interest rate based on the 30-day LIBOR plus 220 basis points per annum (the “Interest Rate”) with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 26, 2010 (the “WW II Maturity Date”). The WW II Loan may be prepaid, in whole or in part, without premium or penalty. The WW II Loan is generally non-recourse to WW II and COP II, but both are liable for customary non-recourse carveouts.

In the event the WW II Loan is not paid off on the WW II Maturity Date, the WW II Loan would become subject to default provisions, including, among others, that all obligations would become immediately due and payable at the option of the Lender and the WW II Loan would be subject to a default interest rate of the Interest Rate plus 500 basis points.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 29, 2006, COP II acquired the Wawa Properties from Series A by acquiring the Interests. The purchase price for the Interests was approximately $13.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and the assumption of an approximately $7.2 million loan secured by the Wawa Properties. The area surrounding the Wawa Properties is surrounded by general light commercial, small retail, limited office and single-family residential developments. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The Wawa Properties are 100% leased to Wawa under a master lease agreement, which commenced on December 28, 2001. Pursuant to the master lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent for each of the Wawa Properties. The current aggregate annual base rent of $1,013,117 is fixed through the initial lease term, which expires December 31, 2021. Wawa has five options to renew the lease. The first option period is for an additional nine years and nine months, the next option period is for an additional five years and three months, and three option periods are for five years each, subject to certain rental rate adjustments.

In evaluating the Wawa Properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the Company’s interest in the Wawa Properties, a variety of factors were considered, including the Company’s consideration of a property condition report; property location, visibility and access; age of the properties, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Wawa operates over 500 food convenience stores in 5 states, specializing in convenience foods, grocery items and gasoline products. In determining the creditworthiness of Wawa, the Company considered a variety of factors, including historical financial information and financial performance and local market position.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Wawa Properties and will receive a property management fee of 2.0% of the monthly gross revenue from the Wawa Properties. The Company currently has no plans for any renovations, improvements or development of the Wawa Properties. The Company believes the Wawa Properties are adequately insured.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On March 31, 2006, the board of directors of the Company authorized a daily distribution of $0.0017123 per share for stockholders of record as of the close of business on each day of the period commencing on April 1, 2006 and ending on June 30, 2006.  The payment date for each distribution will be in July 2006, with such date to be determined.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Since it is impracticable to provide the financial statements, if required, for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the financial statements, if required, will be filed on or before June 12, 2006, by amendment to this Form 8-K, or in a post-effective amendment to the Company’s registration statement on Form S-11, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

99.1 Press release dated April 4, 2006.

99.2 Press release dated April 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 4, 2006	COLE CREDIT PROPERTY TRUST II, INC
	By:	/s/ Blair D. Koblenz
	Name:	Blair D. Koblenz
	Title:	Executive Vice President and Chief Financial Officer